SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

BARRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19690	94-2993326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Milvia Street, Berkeley, California 94704-1113
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 548-5442

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Exhibit 2.1
Exhibit 2.1

Item 5. Other Events.

     On May 21, 2004, Barra, Inc. (“Barra” or the “Company”) executed a memorandum of understanding relating to the proposed settlement of the putative class action lawsuit filed on April 8, 2004 in the Superior Court of California, Alameda County, against Barra, its directors and Morgan Stanley Capital International Inc. (“MSCI”), alleging that the defendants breached, or aided the other defendants’ breaches of, their fiduciary duties of loyalty, due care, independence, good faith and fair dealing owed to the public stockholders of Barra in connection with the signing of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2004, by and among Barra, MSCI’s majority shareholder, Morgan Stanley, and Morgan Stanley Risk Holdings, Inc., Morgan Stanley’s wholly-owned subsidiary. The Merger Agreement provides that Morgan Stanley will acquire Barra for $41.00 per share in cash, or an aggregate consideration of approximately $816.4 million. Barra’s operations will be combined with MSCI following the close of the transaction, which remains subject to Barra stockholder approval and other customary closing conditions.

     In consideration of the proposed settlement, on May 24, 2004, Barra, Morgan Stanley and Morgan Stanley Risk Holdings, Inc. executed an amendment (the “Amendment”) to the Merger Agreement, to reduce from $26,533,000 to $24,492,000 the amount Barra would be required to pay Morgan Stanley as a termination fee in the event the Merger Agreement is terminated under certain circumstances. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference herein.

     In addition, as part of the proposed settlement, Barra acknowledged that it had clarified certain disclosures in its proxy statement dated May 7, 2004, due to the institution of the lawsuit. These clarifications were included in the final proxy statement sent to Barra’s stockholders.

     The proposed settlement is conditioned upon, among other things, execution of an appropriate stipulation of settlement, consummation of the merger by which Morgan Stanley will acquire Barra and final approval of the proposed settlement by the Alameda County Superior Court. The proposed settlement contemplates that plaintiff’s counsel will apply to the court for an award of attorneys’ fees and expenses in the amount of $445,000. These attorneys’ fees and expenses will not be deducted from the merger consideration paid to Barra stockholders in connection with the acquisition by Morgan Stanley.

     In agreeing to the proposed settlement, each of Barra, its directors and MSCI denies all of plaintiff’s allegations and all other charges of improper conduct, wrongdoing or liability arising from plaintiff’s complaint. Barra and MSCI each anticipates that the proposed settlement will not have a material adverse effect on its condition, business, assets or results of operations.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Amendment to Agreement and Plan of Merger, dated as of May 24, 2004, by and among Barra, Inc., a Delaware corporation, Morgan Stanley, a Delaware corporation, and Morgan Stanley Risk Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Morgan Stanley.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRA, INC.
	By:	/s/ Greg Stockett
Greg Stockett
Date: May 25, 2004		Chief Financial Officer

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Exhibit Index

     The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit
2.1	Amendment to Agreement and Plan of Merger, dated as of May 24, 2004, by and among Barra, Inc., a Delaware corporation, Morgan Stanley, a Delaware corporation, and Morgan Stanley Risk Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Morgan Stanley.